Exhibit 99.1
SIFCO Industries, Inc. and Subsidiaries
Unaudited Pro Forma Consolidated Financial Information
On October 15, 2024, SIFCO Industries, Inc. ("Company") completed the previously announced sale (the “Sale”) of C Blade S.p.A. Forging & Manufacturing ("CBlade") to TB2 S.r.l. (the “Buyer”), pursuant to a Share Purchase Agreement (the “Purchase Agreement”) entered into on August 1, 2024 for an enterprise value of €20,000,000 pursuant to a “lockbox” arrangement that results in the payment of €13,800,000 in net equity value at closing, subject to adjustments for changes in working capital and certain other items.
The following unaudited pro forma consolidated financial information is based upon the historical financial statements of the Company, adjusted to reflect the Sale. The following unaudited pro forma consolidated financial information of the Company should be read in conjunction with the related notes herein and with the historical consolidated financial statements of the Company and the related notes thereto included in previous filings with the Securities and Exchange Commission.
The unaudited pro forma consolidated statements of operations for the nine months ended June 30, 2024, and for the years ended September 30, 2023 and 2022 reflect pro forma results of the Company’s operations as if the Sale had occurred on October 1, 2021, which represents the first day of fiscal year 2022. The unaudited pro forma consolidated balance sheet as of June 30, 2024 gives effect to the Sale as if it had occurred on that date. The adjustments in the “Pro Forma Adjustments” column in the unaudited pro forma consolidated statements of operations and unaudited pro forma consolidated balance sheet give effect to other separation adjustments as if they occurred as of October 1, 2021, and June 30, 2024, respectively.
The following unaudited pro forma consolidated statements of operations and unaudited pro forma consolidated balance sheet reflect the following transactions in conjunction with the Sale:
1.Discontinued Operations of CBlade
a.The historical financial results directly attributable to CBlade in accordance with ASC 205
2.Other Separation Adjustments
a.Estimated unaccrued one-time transaction costs
The unaudited pro forma financial statements have been prepared by management in accordance with U.S. Securities and Exchange Commission (the "SEC") Regulation S-X Article 11, Pro Forma Financial Information. The pro forma adjustments are preliminary, based upon available information and made solely for the purpose of providing these pro forma financial statements. The unaudited pro forma consolidated financial information is provided for illustrative and informational purposes only and is not intended to reflect or be indicative of the Company's consolidated results of operations or financial position had the Sale occurred as of the dates presented and should not be taken as a representation of the Company's future consolidated results of operations or financial position. For example, the financial information does not reflect any potential earnings or other impacts from the use of the proceeds from the Sale or cost reductions of previously allocated corporate costs and potential subsequent restructuring charges.
The information in the “Pro Forma Adjustments” columns in the unaudited pro forma consolidated financial statements reflects additional transaction accounting adjustments which have been made in accordance with SEC rules and are further described in the accompanying notes.

SIFCO Industries, Inc. and Subsidiaries
Pro Forma Consolidated Balance Sheets
As of June 30, 2024
(Unaudited, Amounts in thousands)

	Historical (As Reported)	Adjusted 6/30/2024 (a)		Sale of CBlade		Pro Forma

ASSETS
Current assets:
Cash and cash equivalents	$1,696	$1,006		$14,701	(d)	$15,707
Short-term investments	1,713	—		—		—
Receivables, net	26,831	17,970		—		17,970
Contract assets	10,055	10,055		—		10,055
Inventories, net	13,423	8,201		—		8,201
Refundable income taxes	84	84		—		84
Prepaid expenses and other current assets	1,200	449		—		449
Current assets held for sale	—	17,237		(17,237)	(b)	—
Total current assets	55,002	55,002		(2,536)		52,466
Property, plant and equipment, net	33,914	27,369		—		27,369
Operating lease right-of-use assets, net	13,673	13,554		—		13,554
Intangible assets, net	161	—		—		—
Goodwill	3,493	3,493		—		3,493
Other assets	88	88		—		88
Noncurrent assets held for sale	—	6,825		(6,825)	(b)	—
Total assets	$106,331	$106,331		$(9,361)		$96,970
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$6,116	$313		$—		$313
Promissory note - related party	3,366	2,969		—		2,969
Revolver	19,693	19,693		—		19,693
Short-term operating lease liabilities	906	866		—		866
Accounts payable	14,965	11,604	(e)	—		11,604
Contract liabilities	3,880	3,529		—		3,529
Accrued liabilities	6,506	3,842		—		3,842
Current liabilities held for sale	—	13,541	(e) (g)	(13,541)	(b)	—
Total current liabilities	55,432	56,357		(13,541)		42,816
Long-term debt, net	3,620	—		—		—
Long-term operating lease liabilities	13,333	13,258		—		13,258
Deferred income taxes, net	—	—		—		—
Pension liability	3,469	3,204		—		3,204
Other long-term liabilities	651	651		—		651
Noncurrent liabilities held for sale	—	3,960		(3,960)	(b)	—
Stockholders' Equity:
Serial preferred shares
Common shares	6,180	6,180		—		6,180
Additional paid-in capital	11,745	11,745		—		11,745
Retained earnings	18,324	17,399	(e) (g)	2,563	(h)	19,962
Accumulated other comprehensive loss	(6,423)	(6,423)		5,577	(c)	(846)
Total shareholders' equity	29,826	28,901		8,140		37,041
Total liabilities and shareholders' equity	$106,331	$106,331		$(9,361)		$96,970
See accompanying notes to unaudited pro forma consolidated financial statements.

SIFCO Industries, Inc. and Subsidiaries
Pro Forma Consolidated Statements of Operations
For the Nine Months Ended June 30, 2024
(Unaudited, Amounts in thousands, except per share data)

	Historical (As Reported)	Sale of C Blade (f)	Other Separation Adjustments		Pro Forma

Net sales	$76,854	$(18,879)	$—		$57,975
Cost of goods sold	68,857	(14,543)	—		54,314
Gross profit	7,997	(4,336)	—		3,661
Selling, general, and administrative expenses	9,939	(1,452)	454	(e)	8,941
Amortization of intangible assets	121	(121)	—		—
Loss on disposal of operating assets	3	1	—		4
Operating (loss) profit	(2,066)	(2,764)	(454)		(5,284)
Interest expense, net	2,471	(406)	—		2,065
Foreign currency exchange loss (gain), net	6	(6)	—		—
Other expense, net	244	69	—		313
(Loss) income before income tax expense (benefit)	(4,787)	(2,421)	(454)		(7,662)
Income tax expense (benefit)	153	(613)	—		(460)
Net loss	$(4,940)	$(1,808)	$(454)		$(7,202)

Net loss per share from continuing operations
Basic	$(0.82)				$(1.20)
Diluted	(0.82)				(1.20)

Weighted average number of common shares (basic)	5,991				5,991
Weighted average number of common shares (diluted)	5,991				5,991
See accompanying notes to unaudited pro forma consolidated financial statements.

SIFCO Industries, Inc. and Subsidiaries
Pro Forma Consolidated Statements of Operations
For the Year Ended September 30, 2023
(Unaudited, Amounts in thousands, except per share data)

	Historical (As Reported)	Sale of C Blade (f)	Pro Forma

Net sales	$87,022	$(20,955)	$66,067
Cost of goods sold	79,492	(16,768)	62,724
Gross profit	7,530	(4,187)	3,343
Selling, general, and administrative expenses	14,029	(1,753)	12,276
Amortization of intangible assets	233	(160)	73
Loss on disposal of operating assets	1	(2)	(1)
Operating (loss) profit	(6,733)	(2,272)	(9,005)
Interest expense, net	1,348	(351)	997
Gain on debt extinguishment	—	—	—
Foreign currency exchange loss (gain), net	9	(6)	3
Other expense, net	443	57	500
(Loss) income before income tax expense (benefit)	(8,533)	(1,972)	(10,505)
Income tax expense (benefit)	159	(144)	15
Net loss	$(8,692)	$(1,828)	$(10,520)

Net loss per share from continuing operations
Basic	$(1.47)		$(1.77)
Diluted	(1.47)		(1.77)

Weighted average number of common shares (basic)	5,929		5,929
Weighted average number of common shares (diluted)	5,929		5,929
See accompanying notes to unaudited pro forma consolidated financial statements.

SIFCO Industries, Inc. and Subsidiaries
Pro Forma Consolidated Statements of Operations
For the Year Ended September 30, 2022
(Unaudited, Amounts in thousands, except per share data)

	Historical (As Reported)	Sale of C Blade (f)	Pro Forma

Net sales	$83,902	$(15,569)	$68,333
Cost of goods sold	85,757	(16,453)	69,304
Gross profit	(1,855)	884	(971)
Selling, general, and administrative expenses	11,909	(1,256)	10,653
Amortization of intangible assets	313	(163)	150
Loss on disposal of operating assets	(7)	6	(1)
Operating (loss) profit	(14,070)	2,297	(11,773)
Interest expense, net	645	(179)	466
Gain on debt extinguishment	(5,106)	—	(5,106)
Foreign currency exchange loss (gain), net	15	(25)	(10)
Other expense, net	59	18	77
(Loss) income before income tax expense (benefit)	(9,683)	2,483	(7,200)
Income tax (benefit) expense	(43)	72	29
Net (loss) income	$(9,640)	$2,411	$(7,229)

Net loss per share from continuing operations
Basic	$(1.65)		$(1.24)
Diluted	(1.65)		(1.24)

Weighted average number of common shares (basic)	5,830		5,830
Weighted average number of common shares (diluted)	5,830		5,830
See accompanying notes to unaudited pro forma consolidated financial statements.

SIFCO Industries, Inc. and Subsidiaries
Notes to Unaudited Pro Forma
Consolidated Financial Statements

1.Description of the Sale
The unaudited pro forma consolidated financial information is based upon the historical financial statements of the Company, adjusted to reflect the Sale. The unaudited pro forma consolidated financial information of the Company should be read in conjunction with the other related notes herein and with the historical consolidated financial statements of the Company and the related notes thereto included in previous filings with the Securities and Exchange Commission.
To provide a better understanding of the impact of the Sale, the unaudited pro forma consolidated financial information is presented to reflect how the Sale might have affected the historical financial statements had the transactions been consummated at an earlier date. The unaudited pro forma consolidated statements of operations are presented as if the Sale had occurred on October 1, 2021, the beginning of the earliest period presented. The unaudited pro forma consolidated balance sheet as of June 30, 2024 is presented as if the Sale had occurred on that date.
The unaudited pro forma consolidated financial information is provided for illustrative and informational purposes only and is not intended to reflect or be indicative of the Company's consolidated results of operations or financial position had the Sale occurred as of the dates presented and should not be taken as a representation of the Company's future consolidated results of operations or financial position. For example, the financial information does not reflect any potential earnings or other impacts from the use of the proceeds from the Sale or cost reductions of previously allocated corporate costs and potential subsequent restructuring charges.
The historical consolidated financial information has been adjusted in the unaudited pro forma consolidated financial statements to give effect to pro forma events that are (i) directly attributable to the Sale, (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing impact on the Company's results.
The pro forma adjustments described below were based on management’s assumptions and estimates, including assumptions relating to the consideration received.
2.Transaction Accounting Adjustments
(a)Adjustments to previously reported unaudited consolidated balance sheet to reflect the recognition of CBlade as an asset held for sale and discontinued operations as of June 30, 2024.
(b)Represents the disposition of the CBlade business's assets and liabilities, which will be reported as “held for sale” and discontinued operations as of September 30, 2024, as if the sale had occurred on June 30, 2024.

SIFCO Industries, Inc. and Subsidiaries
Notes to Unaudited Pro Forma
Consolidated Financial Statements

The principal components of the assets and liabilities held for sale as of June 30, 2024 were as follows:

ASSETS
Current assets:
Cash and cash equivalents	$690
Short-term investments	1,713
Receivables, net	8,861
Inventories, net	5,222
Prepaid expenses and other current assets	751
Total current assets	17,237
Property, plant and equipment, net	6,545
Operating lease right-of-use assets, net	119
Intangible assets, net	161
Total assets held for sale	$24,062
LIABILITIES
Current liabilities:
Current maturities of long-term debt	$6,200
Short-term operating lease liabilities	40
Accounts payable	3,693
Contract liabilities	351
Accrued liabilities	3,257
Total current liabilities	13,541
Long-term debt, net	3,620
Long-term operating lease liabilities	75
Pension liability	265
Total liabilities held for sale	$17,501
(c)Reflects the liquidation of the accumulated other comprehensive loss, which is comprised primarily of related foreign currency translation adjustments.
(d)Represents the increase in cash and cash equivalents related to the cash consideration of $14.7 million received, net of normal purchase price settlement adjustments, less transaction expenses.
(e)Represents adjustments to recognize transaction-related expenses and liabilities of $0.5 million, $0.1 million of which were not included within the Company's historical financial statements for the period ended June 30, 2024, $0.1 million of which incurred during the fourth quarter of fiscal year 2024, and $0.3 million of costs expected to be incurred in connection with the Sale.
(f)The “Sale of CBlade” column in the unaudited pro forma consolidated financial statements represents the historical financial results directly attributable to CBlade in accordance with ASC 205. One-time transaction costs related to the Sale of $0.1 million were captured within selling, general, and administrative and included in this column for unaudited pro forma consolidated statements of operations for the nine months ended June 30, 2024.
(g)The income tax impacts of discontinued operations have been estimated using the applicable statutory income tax rate in the respective jurisdictions, adjusted for effective tax rate impacts related to goodwill impairments for which there is no tax basis, permanent differences, and income tax credits. The estimated income tax adjustments are subject to change and actual amounts will differ from the results reflected herein.
(h)Represents the cumulative impact to retained earnings of the pro forma adjustments to the unaudited pro forma consolidated statements of operations for the nine months ended June 30, 2024.